UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022 (May 2, 2022)

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of LendingTree, Inc. (the “Company”) approved the LendingTree Presidents’ Performance Equity Incentive Plan (the “2022 Presidents’ Plan”). Under the 2022 Presidents’ Plan, each of J.D. Moriarty, President of Marketplace and Chief Operating Officer, and Scott Peyree, President, LendingTree Insurance, received an award of performance-based restricted stock units with respect to 8,000 Company shares at target, with the ability to earn between 0% and 150% of the target shares contingent on each of the Marketplace (Mr. Moriarty) and Insurance (Mr. Peyree) businesses achieving a pre-established goal of adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second half of 2022. In addition, the earning of the awards will be contingent on the achievement of corporate-level adjusted EBITDA for 2022. Corporate-level and business-level adjusted EBITDA will be certified by the Compensation Committee. These performance-based restricted stock units, which have been granted under the Seventh Amended and Restated LendingTree, Inc. 2008 Stock Plan, are further subject to three-year annual vesting from the time that they are earned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022

LENDINGTREE, INC.

	By:	/s/ Lisa M. Young
Lisa M. Young
General Counsel